Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES FIRST QUARTER 2016 RESULTS

•	Reported net sales of $353 million and EPS of $0.27

•	Generated $52 million in operating free cash flow and repurchased $50 million of the company's common stock

•	Reiterates full-year 2016 EPS outlook of $1.25 to $1.45 per share

MINNEAPOLIS - (April 28, 2016) - Select Comfort Corporation (NASDAQ: SCSS) today reported first quarter 2016 results for the period ended April 2, 2016.

“We are pleased with our first quarter results, which were on track with our expectations. We have completed our ERP system implementation - the last piece of our transformation - and have returned to normalized customer service levels,” said Shelly Ibach, president and chief executive officer of Select Comfort. “The system is already improving our customer experience and we expect to realize operating efficiencies in the back half of this year. Our competitive advantages are stronger than they have ever been and we are now well positioned for accelerated long-term earnings growth.”

First Quarter Overview

•	Net sales increased 1% to $353 million, including a 4% comparable sales decline

•	Earnings per diluted share were $0.27, compared with $0.54 in the prior year’s quarter, including an estimated $0.25 impact from lost sales and inefficiencies related to our ERP implementation

•
Cash provided by operations of $64 million, up from $49 million in the prior year, funded the repurchase of $50 million of company stock (2.6 million shares) and $12 million of capital spending during the quarter

Financial Outlook
The company reiterates its outlook for 2016 earnings per diluted share of $1.25 to $1.45, compared with full-year 2015 earnings per diluted share of $0.97. The outlook assumes low-teen sales growth for the full year, with low single-digit growth in the first half of the year. Our 2016 outlook includes an estimated $0.30 earnings per share reduction related to the ERP transition (primarily in the first quarter), including $40 to $50 million of estimated sales impact. The outlook assumes a 10% increase in store count in 2016 and anticipates 2016 capital expenditures will be approximately $70 million. The outlook does not contemplate a worsening consumer spending environment.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Select Comfort Announces First-quarter 2016 Results – Page 2 of 8

Investor Presentation
The company has posted its updated Investor Presentation on the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” in 2015 by J.D. Power. As the pioneer in biometric sleep monitoring and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s more than 3,400 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of our more than 490 U.S. Sleep Number® stores or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces First-quarter 2016 Results – Page 3 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 2, 2016	% of Net Sales	April 4, 2015	% of Net Sales

Net sales	$352,980	100.0%	$349,809	100.0%
Cost of sales	143,906	40.8%	133,976	38.3%
Gross profit	209,074	59.2%	215,833	61.7%

Operating expenses:
Sales and marketing	150,668	42.7%	140,503	40.2%
General and administrative	30,906	8.8%	28,254	8.1%
Research and development	7,602	2.2%	3,351	1.0%
Total operating expenses	189,176	53.6%	172,108	49.2%
Operating income	19,898	5.6%	43,725	12.5%
Other (expense) income, net	(97)	0.0%	153	0.0%
Income before income taxes	19,801	5.6%	43,878	12.5%
Income tax expense	6,832	1.9%	15,079	4.3%
Net income	$12,969	3.7%	$28,799	8.2%

Net income per share – basic	$0.27		$0.55

Net income per share – diluted	$0.27		$0.54

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	48,100		52,346
Dilutive effect of stock-based awards	745		980
Diluted weighted-average shares outstanding	48,845		53,326

Select Comfort Announces First-quarter 2016 Results – Page 4 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) April 2, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$29,520	$20,994
Marketable debt securities – current	—	6,567
Accounts receivable, net of allowance for doubtful accounts of $1,115 and $1,039, respectively	20,186	29,002
Inventories	80,967	86,600
Income taxes receivable	—	15,284
Prepaid expenses	12,019	10,207
Deferred income taxes	15,521	15,535
Other current assets	14,116	13,737
Total current assets	172,329	197,926

Non-current assets:
Marketable debt securities – non-current	—	8,553
Property and equipment, net	203,500	204,376
Goodwill and intangible assets, net	82,711	83,344
Other assets	22,463	19,197
Total assets	$481,003	$513,396

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$96,608	$103,941
Customer prepayments	30,936	51,473
Accrued sales returns	22,910	20,562
Compensation and benefits	26,345	15,670
Taxes and withholding	19,294	9,856
Other current liabilities	24,124	23,447
Total current liabilities	220,217	224,949

Non-current liabilities:
Warranty liabilities	4,907	4,942
Deferred income taxes	14,116	12,499
Other long-term liabilities	54,579	48,667
Total non-current liabilities	73,602	66,108
Total liabilities	293,819	291,057

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 46,686 and 49,402 shares issued and outstanding, respectively	467	494
Additional paid-in capital	—	—
Retained earnings	186,717	221,859
Accumulated other comprehensive loss	—	(14)
Total shareholders’ equity	187,184	222,339
Total liabilities and shareholders’ equity	$481,003	$513,396

Select Comfort Announces First-quarter 2016 Results – Page 5 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 2, 2016	April 4, 2015
Cash flows from operating activities:
Net income	$12,969	$28,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,854	10,783
Stock-based compensation	3,766	2,782
Net loss on disposals and impairments of assets	1	177
Excess tax benefits from stock-based compensation	(26)	(858)
Deferred income taxes	1,622	(3,415)
Changes in operating assets and liabilities:
Accounts receivable	8,816	1,780
Inventories	5,633	(2,469)
Income taxes	16,558	15,453
Prepaid expenses and other assets	(1,272)	(1,661)
Accounts payable	(495)	7,458
Customer prepayments	(20,537)	(2,591)
Accrued compensation and benefits	10,677	(8,977)
Other taxes and withholding	7,493	(58)
Warranty liabilities	(261)	900
Other accruals and liabilities	5,183	761
Net cash provided by operating activities	63,981	48,864

Cash flows from investing activities:
Purchases of property and equipment	(12,289)	(17,796)
Proceeds from sales of property and equipment	14	33
Investments in marketable debt securities	—	(18,195)
Proceeds from marketable debt securities	15,090	16,244
Net cash provided by (used in) investing activities	2,815	(19,714)

Cash flows from financing activities:
Net decrease in short-term borrowings	(6,661)	(16,530)
Repurchases of common stock	(51,240)	(20,475)
Proceeds from issuance of common stock	6	1,353
Excess tax benefits from stock-based compensation	26	858
Debt issuance costs	(401)	—
Net cash used in financing activities	(58,270)	(34,794)
Net increase (decrease) in cash and cash equivalents	8,526	(5,644)
Cash and cash equivalents, at beginning of period	20,994	51,995
Cash and cash equivalents, at end of period	$29,520	$46,351

Select Comfort Announces First-quarter 2016 Results – Page 6 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Percent of sales:
Retail	91.0%	91.6%
Direct and E-Commerce	6.3%	5.9%
Wholesale/other	2.7%	2.5%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(4%)	22%
Direct and E-Commerce	8%	17%
Company-Controlled comparable sales change	(4%)	22%
Net opened/closed stores	5%	6%
Total Company-Controlled Channel	1%	28%
Wholesale/other	10%	(19%)
Total	1%	27%

Stores open:
Beginning of period	488	463
Opened	14	8
Closed	(5)	(8)
End of period	497	463

Other metrics:
Average sales per store ($ in 000's) [1,3]	$2,363	$2,424
Average sales per square foot [1,3]	$960	$1,038
Stores > $1 million net sales [1,3]	98%	99%
Stores > $2 million net sales [1,3]	61%	63%
Average revenue per mattress unit [2]	$3,978	$3,923

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
3 Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2016 and 2015. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales metrics have been adjusted to remove the estimated impact of the additional week on those metrics.

Select Comfort Announces First-quarter 2016 Results – Page 7 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	April 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
Net income	$12,969	$28,799	$34,689	$79,781
Income tax expense	6,832	15,079	16,664	40,301
Interest expense	106	10	256	53
Depreciation and amortization	13,757	10,544	50,129	40,426
Stock-based compensation	3,766	2,782	11,274	9,688
Asset impairments	15	209	67	703
Adjusted EBITDA	$37,445	$57,423	$113,079	$170,952

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	April 2, 2016	April 4, 2015	April 2, 2016	April 4, 2015
Net cash provided by operating activities	$63,981	$48,864	$123,059	$154,468
Subtract: Purchases of property and equipment	12,289	17,796	80,079	77,730
Free cash flow	$51,692	$31,068	$42,980	$76,738

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces First-quarter 2016 Results – Page 8 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	April 2, 2016	April 4, 2015
Net operating profit after taxes (NOPAT)
Operating income	$51,270	$119,669
Add: Rent expense [1]	63,204	59,592
Add: Interest income	340	466
Less: Depreciation on capitalized operating leases [2]	(16,501)	(14,761)
Less: Income taxes [3]	(31,992)	(55,697)
NOPAT	$66,321	$109,269

Average invested capital
Total equity	$187,184	$270,254
Less: Cash greater than target [4]	—	(36,125)
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	505,632	476,736
Total invested capital at end of period	$692,816	$710,865
Average invested capital [7]	$729,234	$661,708
Return on invested capital (ROIC) [8]	9.1%	16.5%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 32.5% and 33.8% for 2016 and 2015, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.